Telemar Norte Leste S.A.

Valuation Report

October 7, 2011

citi

Disclaimer

Citigroup Global Markets Inc. ("Citi") was hired to prepare an economic and financial valuation report (the "Valuation Report") to Telemar Norte Leste S.A. ("TMAR"). This Valuation Report is under and according to the terms of the engagement letter entered into between Citi and TMAR, including the "Use of Information" section contained therein.

The information below is important and shall be carefully and fully read:

This Valuation Report was prepared solely for the restricted and exclusive use of TMAR's Management and Board of Directors regarding the corporate restructuring proposed by Telemar and no other person shall rely on such material. This Valuation Report was not prepared for and shall not be used for the purposes of the Brazilian Law nº 6.404, dated December 15th, 1976, as amended from time to time, specifically article 8º and 45.

This Valuation Report, including its analysis and conclusions: (i) does not claim to constitute and does not constitute a recommendation for any member of the Management, of the Board of Directors or shareholders of TMAR and of its Affiliates, neither of any of its controlling entities, subsidiary or affiliates ("Affiliates") with respect to their voting rights or any other issues in connection with the corporate restructuring (the "Transaction") described in the material fact report released by TMAR on August 26th, 2011 and in other communications by TMAR; and (ii) shall not be used to justify their voting rights or the exercise or refrain of the exercise of any other right by any person in regarding the Transaction or any other matter.

To reach the conclusions presented in this Valuation Report, Citi performed the following procedures, among others: (i) reviewed the consolidated financial statements of TMAR and certain of its Affilates, audited by Deloitte Touche Tohmatsu Auditores Independentes ("Deloitte"), for the fiscal year ended by December 31st, 2010, 2009, 2008, as well as the consolidated financial statements for the six months period ended June 30th, 2011 and 2010 (both under special review by Deloitte); (ii) reviewed the consolidated income statements released by TMAR regarding the fiscal year ended by December 31st, 2010, 2009 and 2008, as well as for the six month period ended June 30th, 2011 and 2010; (iii) reviewed the estimated financial, operational managerial projections of TMAR for the projected period; (iv) conducted a series of meetings and discussions with the management of TMAR and its Affiliates, as well as its representatives and advisors regarding the business, operation and perspectives of TMAR and of certain Affiliates; and (v) took into consideration publically available information such as financial studies, analysis, research reports, economic and relevant market considerations (collectively, the "Information"). Notwithstanding the considerations above, Citi has no knowledge that TMAR, its Affiliates, shareholders or officers, directed, limited, hindered or practiced any act which has or may have compromised the access, use or knowledge of information, assets, documents or work methodology considered relevant for Citi to: (i) elaborate this Valuation Report and reach the conclusions set forth herein; (ii) choose in an independent manner the methodology for the achievement of the conclusions established herein; (iii) achieved in an independent manner the conclusions of this Valuation Report.

For the purpose of this Valuation Report, Citi, with TMAR's express consent, has analyzed, according to its customary practices for transactions of this nature, all the financial information and other information received from TMAR and from its Affiliates, assumed that these are precise and accurate, and have relied on them without independent verification, as well as in public or available data, taken into consideration or discussed with Citi, with the guarantee of the TMAR's respective officers or TMAR's Affiliates (as the case may be) that they have no knowledge that any relevant information has been omitted or not disclosed to Citi. Regarding the business and financial projections of TMAR and its Affiliates, as well as any other information disclosed, taken into consideration or discussed with Citi, according to its customary practices for transactions of this nature, Citi, with TMAR's express consent, assumed that (i) they were based on market conditions applicable to the segment of TMAR; and (ii) they were prepared seeking to consider the best estimates available, as well as the best judgment by the respective management of TMAR and its Affiliates regarding the expected future financial performance of TMAR and its Affiliates during the projected period. Nonetheless, Citi, with TMAR's express consent, and according to its customary practices for transactions of this nature, assumed and based its analysis on the consistency and reasonableness of such plans, projections and information, and did not assumed (or verify), if from or since the dates on which such plans, projections or other information where prepared and/or approved, (i) any change in the business, financial condition, assets, liabilities, business projections or in the commercial transactions of TMAR and its Affiliates, and/or (ii) any other event that have occurred that (A) may materially affect the business plans, financial projections and other relevant information, and/or that (B) may have any material affect in the result of this Valuation Report.

Disclaimer (Cont'd)

Citi does not express any opinion regarding the, and this Valuation Report does not direct any business decision of TMAR and its Affiliates regarding the conclusion of the Transaction, the merits related to the Transaction when compared with any other business strategy that may exist to TMAR or its Affiliates or the achievement of any other transaction that TMAR or its Affiliates may undertake. Citi also does not express any opinion regarding the, and this Valuation Report is not intended to, adequacy (financial or not) of the amount or nature of any other aspect of compensation of any officer, director or employee of any party involved in the Transaction, or any class of persons related to the calculation of the exchange ratio applicable to the Transaction.

Citi, its officers, employees, advisors, agents or representatives will not provide any statement, express or implied, or guarantee regarding the accuracy and completeness of any information (including financial and operational information disclosed by TMAR's or TMAR's Affiliates' management or assumptions and estimates in which such projections were based) used in writing this Valuation Report.

No representation or warranty, express or implied, is made by Citi regarding the accuracy, completeness, integrity, consistency or sufficiency of the information contained herein and in the Information which this Valuation Report was based, which are of TMAR's sole and exclusive responsibility. Nothing contained in this Valuation Report shall be interpreted or understood as being a statement from Citi with regards to the present, past or future performance of the asset object of this document.

Furthermore, this Valuation Report: (i) considers TMAR and its Affiliates within its current corporate financial and operational structure and, therefore, its analysis and results do not include any tax or operational gains or losses, or gains or losses of any other nature, synergies, incremental values and/or costs to TMAR or to its Affiliates, if any, which may result from the execution of the Transaction (including its amount, term and execution); and (ii) does not consider the treatment given to different share classes of TMAR, nor any adjustments to compensate, or which may come to reflect, specific rights associated with any specific share classes of TMAR, and, with TMAR's consent, Citi did not execute any investigation on the rights associated to the different share classes. Thus, Citi does not express, and this Valuation Report does not contain, any opinion with respect to the distribution of the economic value between the different share classes of TMAR.

TMAR agreed to reimburse us for all of our expenses and to indemnify us and indemnify some persons related to us, regarding certain responsibilities and expenses that may arise in connection with providing this Valuation Report. Citi will receive a fixed remuneration upon the delivery of this Valuation Report. Citi and its affiliates have rendered, and continue to render, services to TMAR and its Affiliates which are not related to the Transaction, and for which Citi and its affiliates (including Citigroup Inc. and its affiliates) received and expect to receive remuneration, including, but not limited to, its role as: advisor, lender, bookrunner, underwriter, syndicator an any customary banking service and we can, in the future, provide such services to TMAR and/or to its Affiliates, for which we expect to receive remuneration. Citi is a financial institution that offers a variety of services, financial and of other natures, related to securities, brokerage and investment banking.

In the ordinary course of business, Citi and its affiliates can acquire, hold, or sell, by our own account or on behalf of our clients, shares, debt instruments, and other securities and financial instruments (including banking loans and other securities) of TMAR and of any other company involved in the Transaction, as well as offer investment banking services, as well as other financial services to such companies and its affiliates.

In addition, the professionals of Citi's research department and other areas may base its analysis and publications on different operational and market assumptions and in different methodology of analyses, when compared to those used in the preparation of this Valuation Report, in the form that Citi's research report, and other publications prepared by them, may contain results and conclusions different than those presented herein. Citi adopts policies and procedures to maintain the independence of Citi's (securities) research analysts, whom may have different views from those of Citi's investment banking. Citi also adopts policies and procedures to preserve the independence between investment banking and the other areas and departments of Citi, including, but not limited to, asset management, proprietary stock trading desk, debt instruments, securities and other financial instruments. Except as described above, Citi does not have any direct or indirect interest in TMAR or in the Transaction, and is not aware of any circumstance which may characterize a conflict of interests with TMAR or the Transaction.

Disclaimer (Cont'd)

This Valuation Report is of Citi's intellectual property, and shall not be published, reproduced, summarized, referred to in any other public, copied, disclosed or distributed in whole or in part, nor shall use it for any other purpose or disclose or otherwise refer to such Valuation, advice or information, or to Citi, in any manner without Citi's prior written consent except that, in the case of the Valuation, TMAR may reproduce the Valuation in full, and may also include references to the Valuation and to Citi and its relationship with TMAR in the following cases: (i) to the extent required by the Comissão de Valores Mobiliários–CVM, or its rules and regulations, and (ii) to the extent required by the United States of America Securities Exchange Commission, or its rules and regulations, or still (iii) to the extent required by any other authority that TMAR is subject to, provided that any reproduction or references to the Valuation and to Citi and its relationship with TMAR shall be, in each case to the extent practicable, in form and substance as Citi shall approve.

The financial ratios contained in this Valuation Report may not always result in an exact sum due to rounding of the numbers.

This Valuation Report was prepared in English and Portuguese, it being understood that the Portuguese version shall prevail over the English for all purposes and effects.

São Paulo, October 7th, 2011

Citigroup Global Markets Inc.

Table of Contents

1. Executive Summary

citi

Transaction Overview

Transaction Overview

- On May 24, 2011, Telemar Participações S.A. ("TmarPart") announced a plan to launch a corporate reorganization of Tele Norte Leste Participações S.A. ("TNLP"), Telemar Norte Leste S.A. ("TMAR"), Coari Participações S.A. ("Coari") and Brasil Telecom S.A. ("BRT" and, together with TNLP, TMAR and Coari, "Oi")
- On August 1, 2011, the Special Independent Committees announced the recommended exchange ratios in relation to the corporate reorganization
- On August 17, 2011, the Board of Directors of TNLP, TMAR, Coari and BRT approved the exchange ratios in relation to the corporate reorganization recommended by their respective Special Independent Committees
- On August 26, 2011, the Board of Directors of TNLP, TMAR, Coari and BRT approved the terms and conditions of the proposed corporate reorganization and approved the proposal of a partial split-off of TMAR, to be implemented prior to the mergers of TNLP and Coari into BRT
- Once the Oi companies are fully consolidated and merged, the resulting entity will be called "Oi S.A." and have two classes of shares listed on the BM&FBOVESPA (common and preferred) as well as a single ADR listing on the New York Stock Exchange (NYSE)

Key Transaction Steps

STEP #1 Issuance & Redemption of BRT Redeemable Shares	• New redeemable shares of BRT will be created and distributed to shareholders of BRT • These newly issued shares of BRT given to BRT shareholders will be immediately redeemed for cash (R$1.5 bn)
STEP #2 Merger of TMAR into Coari	• Share exchange between Coari and TMAR, becoming TMAR a wholly-owned subsidiary of Coari – The split-off will be implemented at the same time as the share exchange between Coari and TMAR • TMAR common and preferred shares will be exchanged for common or preferred shares of Coari, on a 1 for 1 basis, respectively • As a result, TNLP will hold direct control of Coari and Coari will hold all shares of TMAR • Shareholders of TMAR who dissent from the vote that approves the share exchange will be entitled to withdrawal rights
STEP #3 Merger of Coari into BRT	• Coari will be merged into BRT which will cause Coari to cease to exist • BRT will succeed Coari in all of its assets and the shareholder base of Coari will migrate to BRT • Shareholders of Coari who dissent from the vote that approves the merger will be entitled to withdrawal rights
STEP #4 Merger of TNLP into BRT	• TNLP will be merged into BRT, which will cause TNLP to cease to exist • BRT will succeed TNLP in all of its assets and the shareholder base of TNL will migrate to BRT • Common shareholders of TNLP who dissent from the vote that approves the merger will be entitled to withdrawal rights • Preferred shareholders of TNLP who dissent from the vote that approves the merger will not be entitled to withdrawal rights

Source: Company filings and press releases.

Oi's Transaction Rationale

- Simplify Oi's existing corporate structure and corporate governance policies
  - TNLP, TMAR and BRT each have their own corporate governance practices and policies in place
- Consolidate Oi's shareholder base
  - Creation of a single newly formed entity – Oi S.A. (down from three publicly listed entities)
  - Reduction in locally listed share classes and types from seven to two
  - Reduction in listed ADRs from two to one
- Increase liquidity of the resulting listed vehicle
  - Float and volumes traded are expected to increase as shareholders are consolidated
  - Oi S.A. shares would be traded on the BM&FBOVESPA and NYSE (through an ADR program)
- Definition of a long term dividend policy
- Achieve synergies
  - Operational and administrative cost reductions
  - Management consolidation
  - Reduction in borrowing costs
  - Increased access to capital markets given the higher liquidity of the resulting listed vehicle

Source: Information released by the Company.

Summary Valuation Results

Implied TMAR Price per Share

(R$ per share)


TMAR3 Current Price: R$56.99
TMAR5 Current Price: R$38.70
1) DCF Analysis (Oi Projections) (3)
2) VWAP – TMAR3 05/24/2011 – 09/30/2011
3) VWAP – TMAR3 05/24/2010 – 05/23/2011
4) VWAP – TMAR5 05/24/2011 – 09/30/2011
5) VWAP – TMAR5 05/24/2010 – 05/23/2011
6) Book Value per Share (June 30, 2011)
$66.79
$73.45
$64.95
$58.49
$48.79
$48.96
$60.38
$30
$40
$50
$60
$70
$80
$90

	Implied FV/ 2011E EBITDA [1]	Implied FV/ 2011E EBITDA - Capex [2]
1) DCF Analysis (Oi Projections) [3]	4.6x - 4.9x	9.2x - 9.7x
2) VWAP – TMAR3 05/24/2011 – 09/30/2011	4.6x	9.0x
3) VWAP – TMAR3 05/24/2010 – 05/23/2011	4.3x	8.6x
4) VWAP – TMAR5 05/24/2011 – 09/30/2011	4.0x	7.9x
5) VWAP – TMAR5 05/24/2010 – 05/23/2011	4.0x	7.9x
6) Book Value per Share (June 30, 2011)	4.4x	8.7x

Source: Company filings, Factset, Bloomberg and Oi projections. Current share prices as of September 30, 2011.
Note: Firm Value to Equity Value adjustments include 100% of TMAR's consolidated adjustments of R$14,537 mm plus Minority Interest in BRT of R$5,936 mm (totaling R$20,473 mm).
Firm Value to Equity Value adjustments based as of June 30, 2011. TMAR shares outstanding of 344.057 mm as of June 30, 2011. Potential synergies resulting from the transaction are not considered.
(1) Based on 100% of TMAR's standalone 2011E EBITDA of R$6,420 mm plus 100% of BRT's 2011E EBITDA of R$2,938 mm (totaling R$9,358 mm).
(2) Based on 100% of TMAR's standalone 2011E Capex of R$3,266 mm plus 100% of BRT's 2011E Capex of R$1,352 mm (total resulting EBITDA – Capex of R$4,740 mm).
(3) Based on a range of -4.75% to +4.75% of the midpoint price per share obtained based on a WACC range of 12.4% (in local currency nominal terms) and a Terminal Value perpetuity growth rate of 4.3% in nominal terms (based on average 2020 – 2030 inflation as per EIU implying a 0% real growth rate).

2. Citi's Qualifications

Citi's Experience in Brazil

Relevant experience in mergers and acquisitions in Brazil over the last 5 years

Companies	Year	Transaction Description
KIRIN / SCHINCARIOL	2011	Advisor to Kirin on the acquisition of a 50.5% stake in Schincariol
webjet / GOL	2011	Advisor to Webjet on its sale to GOL
BR Petrobras / Innova	2011	Advisor to Petrobras on the acquisition of Innova
BTG Pactual / International Consortium	2010	Advisor to a consortium including GIC, CIC, Ontario Teachers', ADIC, JC Flowers, RIT Capital, and the Agnelli, Motta, Rothschild and Santo Domingo families on the acquisition of a 19% minority stake in BTG Pactual
SK networks / MMX	2010	Advisor to SK Networks on the acquisition of a minority stake of MMX
Hydro / Vale	2010	Advisor to Norsk Hydro on the acquisition of Vale's aluminum assets
Cerradinho / noble group	2010	Advisor to Cerradinho on the sale of two mills to Noble Group
hypermarcas / neo química	2010	Advisor to Hypermarcas on the acquisition of Neo Química
Great Hill Partners / BuscaPé / NASPERS	2009	Advisor to Great Hill Partners on the sale of its stake in BuscaPé to Naspers
vivo / Telemig Celular	2009	Advisor to Vivo Part., Telemig Celular Part. and Telemig Celular on their merger
oi / BrasilTelecom	2008	Advisor to CVCI on the acquisition of Brasil Telecom by Telemar
Telemig Celular / vivo	2007	Advisor to Telemig Celular on the sale of a 22.72% stake to Vivo
Telemar / oi	2007	Advisor to Telemar on its acquisition of a 5.34% in Telemar Norte Leste (increased its stake to 47.3%)

Transactions in the telecommunications, IT and media industries.

Citi's Selected Experience in the Telecommunications Sector

Companies	Year	Transaction Description
América Móvil / Telmex	• 2011	• Advisor to America Móvil on the acquisition of minority shareholders of Telmex
VimpelCom / MIC Millicom International Cellular S.A.	• 2011	• Advisor to VimpelCom on the acquisition of Millicom's 78% stake in Millicom Lao
MIC Millicom International Cellular S.A. / helios towers	• 2011	• Advisor to Millicom Tanzania on the sale of ~1,020 telecommunications towers to Helios Towers Africa
The Government of The Bahamas / BTC	• 2011	• Advisor to The Government of The Bahamas on the privatization of The Bahamas Telecommunications Company Ltd.
América Móvil / Telmex Internacional / Carso Global	• 2010	• Advisor to America Movil on the acquisition of the Carso Global Telecom and the Telmex Internacional minority shareholders
Frontier / Verizon	• 2010	• Advisor to Frontier on the acquisition of 4.8 mm Verizon access lines
GTL Infrastructure / Aircel	• 2010	• Advisor to GTL Infrastructure on the acquisition of Aircel's telecom towers
Tata Teleservices Limited / Quippo	• 2009	• Advisor to Tata Teleservices on the sale of a 49% stake in its tower assets to Quippo
Alltel / Verizon	• 2008	• Advisor to Alltel Corp. on its sale to Verizon
Sprint / Clearwire	• 2008	• Advisor to Sprint Nextel on the merger of its WiMAX business with Clearwire
TimeWarner / Time Warner Cable	• 2008	• Advisor to Time Warner on its spin-off of Time Warner Cable to shareholders
Oger / Saudi Telecom	• 2008	• Advisor to Saudi Oger/Oger Telecom on the sale of a 35% Stake to STC
Vodafone / Essar	• 2008	• Advisor to Essar on the partnership agreement in relation to Vodafone Essar's option to sell a 33% minority stake

Citi's Valuation Professionals

Name / Title	Background and Selected Experience
Alberto Pandolfi *Managing Director* *Head of Latin America M&A*	• Alberto Pandolfi joined Citi in 2010 • Previously spent 11 years at JP Morgan • Selected transaction experience includes: advisor to Comcast on the Reverse Morris Trust merger with AT&T Broadband, Comcast on its unsolicited bid to acquire The Walt Disney Company, Dia Bras Exploration on the acquisition of Sociedad Minera Corona, National Medical Health Card on its sale to SXC Health Solutions, Siemens on its acquisition of Dade Behring, Warburg Pincus on its proposed acquisition of Bausch & Lomb, UnitedHealth Group on its acquisition of Sierra, Cytyc on its merger with Hologic and Cytyc on its acquisition of Adeza • Mr. Pandolfi received an MBA from Stanford University, a Masters Degree in Finance from ESAN and a B.S. in Industrial Engineering
André Kok *Managing Director* *Head of Global Banking Brazil*	• André Kok joined Citi in 2011 • Has over 20 years of experience in investment banking • Experience includes work on M&A and equity transactions spanning a diverse set of industries and countries throughout Latin America: advised Petrobras on its capital increase of US$70 bn, Queiroz Galvão Serviços on its capital increase through an acquisition made by Capital International, Renuka on the acquisition of an interest in Equipav, Luni on its sale to Kroton, Brenco on its merger with ETH, Usina Moema Participação on its sale to Bunge and also led several equity offerings such as IPOs for Ecorodovias, OSX, BR Properties, Cetip and OGX • Mr. Kok holds a BA in Business Administration from Fundação Getulio Vargas (FGV)
David Panico *Managing Director*	• David Panico joined Citi in 2011 • Has over 14 years of experience in investment banking • Relevant transactions include: advised Iguatemi and PDG Realty on their follow-on offering, Clean Energy Brazil on the sale of its US$194 million stake in Usaciga, Klabin Segall on its acquisition of Setin and Lopes on its acquisition of Patrimóvel. He has also advised on several equity offerings, such as IPOs for Even, Gafisa, Tenda, Fertilizantes Heringer, Minerva and BRMalls • Mr. Panico holds an MBA degree from The Johnson School of Management at Cornell University and a Bachelor's Degree in Industrial Engineering from Universidade de São Paulo (POLI-USP)
Felipe Mattar *Vice President*	• Felipe Mattar joined Citi in 2011 • Has over 11 years of experience in investment banking • Notable transactions include: advisory to Locaweb on the sale of a minority stake sale to Silver Lake, CSN on its acquisition of Heartland Steel, Santander on the tender offer for Banespa shares and Direcional on its IPO • Mr. Mattar graduated from London School of Economics and Political Sciences in 1999 as a BSc in Management
Federico Storani *Vice President*	• Federico Storani joined Citi in 2004 • Has over 8 years of experience in investment banking • Experience includes work on a number of M&A transactions throughout various industries in Latin America and the U.S., such as: advisor to America Movil on its tender offer for the remaining minority shareholders of Telmex, Time Warner on its acquisition of Chilevisión, The Government of The Bahamas on the sale of a 51% stake in The Bahamas Telecommunications Company Ltd. to Cable & Wireless, Tenaris on its acquisition of Hydril Co. and Ashmore Energy International on its LBO acquisition of Distribuidora de Electricidad DelSur • Mr. Storani graduated Magna Cum Laude with a B.A. in Economics and a M.S. in Finance from Universidad de San Andres
Steve Liebelt *Associate*	• Steve Liebelt joined Citi in 2007 • Has over 4 years of experience in investment banking • Experience includes work on M&A and equity transactions throughout Latin America: advisor to America Movil on its tender offer for the remaining minority shareholders of Telmex, The Government of The Bahamas on the sale of a 51% stake in The Bahamas Telecommunications Company Ltd. to Cable & Wireless, SK Networks on the acquisition of an 11% stake in MMX and PSEG on the sale of its equity interests in Chilquinta and Luz del Sur • Mr. Liebelt graduated from Texas A&M University in College Station, TX and holds an M.S. in Finance and a B.S. in Accounting

3. Sector and Company Overview

Overview of the Brazilian Telecom Industry

Oi Company Sector Overview

- Brazil's General Telecommunications Law ("LGT") was approved in July 1997, enabling the privatization of the Brazilian telecom companies and creating Anatel (National Telecommunications Agency), which now regulates the industry
  - After the LGT was approved, the Government's monopoly was ended opening the door for privatization and competition
  - Sistema Telebrás (a collection of state-owned telecom companies from different states) began a privatization process which ultimately resulted in the auction of eight mobile operating companies, three fixed local telephone companies and one long-distance company
- Sistema Telebrás' privatization led directly to increased infrastructure investment on the back of rising demand for services
- Brazil is currently the largest telecommunications market in Latin America with approximately R$185 bn in Gross Revenues
- Consolidation continues to reshape the Brazilian communications industry, reflected in the recent acquisitions of Net by Embratel, BRT by Oi, GVT by Vivendi, and Intelig / AES Atimus by TIM

Key Market Data
(June 2011)

Brazilian Population	~193 mm
Fixed LIS	42.6 mm
Fixed Penetration (over population)	22.1%
Fixed Broadband Subscribers	15.2 mm
Fixed Broadband Penetration (over population)	7.8%
Mobile Subscribers	217.3 mm
Mobile Penetration (over population)	113.1%

Main Telecom Groups in Brazil

Group	Strategy	Market Share (2Q11)		Total Net Revenues [(1)]
Oi	Integrated	Fixed Line	46%	R$29.5 bn
		Mobile	19%	
		Fixed Broadband	31%	
TELESP	Integrated	Fixed Line	26%	R$31.3 bn
		Mobile	29%	
		Fixed Broadband	23%	
américa móvil	Integrated	Fixed Line	18%	R$21.1 bn
		Mobile	26%	
		Fixed Broadband	25%	
TIM	Mobile [(2)]	Mobile	26%	R$14.5 bn
GVT	Fixed	Fixed Line	6%	R$2.4 bn
		Fixed Broadband	9%	
Other	Fixed	Fixed Line	4%	NA
		Fixed Broadband	12%	

Source: Company filings, company presentations, ANATEL, Telebrasil and Teleco.
(1) In Brazil. Excludes revenues from operations outside the country.
(2) Excludes Intelig and AES Atimus businesses.

Key Brazilian Telecom Markets' Evolution

Mobile

Subscribers & Penetration
(mm, %)



14.0%
26.2%
53.2%
90.5%
113.1%
23.2
46.4
99.9
173.9
217.3
2000
2003
2006
2009
Jun-11

ARPU (1) Evolution
(R$ / month / subscriber)



$30.3
$28.1
$26.9
$25.2
2007
2008
2009
2010

Subscribers Market Share
(June 2011)



oi
19.1%
Other
0.3%
vivo
29.5%
TIM
25.5%
Claro
25.6%

Fixed Line

LIS & Penetration
(mm, %)



18.6%
22.2%
20.7%
21.6%
22.1%
30.9
39.2
38.8
41.5
42.6
2000
2003
2006
2009
Jun-11

Revenue / LIS Evolution
(R$ / month / LIS)



$51.8
$67.7
$75.1
$83.8
2007
2008
2009
2010

LIS Market Share
(June 2011)



GVT 5.9%
Other
4.0%
Embratel
18.2%
oi
45.7%
TELESP
26.2%

Fixed Broadband

Subscribers & Penetration
(mm, %)



0.1%
0.7%
3.0%
5.9%
7.8%
0.2
1.2
5.7
11.4
15.2
2000
2003
2006
2009
Jun-11

ARPU (1) Evolution
(R$ / month / subscriber)



$67.1
$73.0
$74.7
$77.5
2007
2008
2009
2010

Subscribers Market Share
(June 2011)



Other
12.5%
GVT
8.8%
oi
30.5%
TELESP
22.8%
NET
25.4%

Source: ANATEL, Teleco, Telebrasil and Pyramid Research.
(1) ARPU stands for Average Revenue Per User per month.
Note: ARPUs as per Pyramid Research. Penetration based on population.

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Oi Company Overview

Oi Company Highlights

- Oi is one of the leading providers of telecommunication services in Brazil
  - Through its subsidiaries TMAR and BRT, Oi provides mobile, fixed line, broadband & Pay-TV services in Brazil
  - Oi has been investing in its corporate data segment (nationwide) as well as new businesses (i.e. video)
- Through the acquisition of BRT, Oi achieved national coverage and scale to compete against its Brazilian peers
  - Became Brazil's largest telecom company (based on Net Revenues) and South America's largest fixed line company (based on total LIS)
- Oi owns more than 22,000 km of submarine fiber optic cable connecting the Americas through its wholly owned subsidiary GlobeNet
  - Supports major international carriers and service providers such as AT&T, CanTV, Comsat, Sprint and Verizon

Oi Simplified Corporate Structure



35%
35%
PT 12.1%
AG Tel 19.3%
LF Tel 19.3%
FASS 11.5%
BNDES 13.1%
Petros 7.5%
Funcef 7.5%
Previ 9.7%
100.0%
Telemar Participações (TmarPart)
22.2%
15.7%
4.0%
Tele Norte Leste Participações (TNLP)
3.8%
70.5%
16.0%
Telemar Norte Leste (TMAR)
Operating company
Fixed line in Region I
Mobile in Regions I & III
100.0%
Coari
49.28%
Brasil Telecom (BRT)
Operating company
Fixed line & mobile in Region II
Oi's Listed Companies

Oi Market Position by Region

(2010)

		Region I	Region II	Region III	Total Brazil
Mobile	Subscribers	24.3 mm	7.8 mm	7.2 mm	39.3 mm
	Market Share	24.2%	15.1%	14.2%	19.3%
	Position	#3	#4	#4	#4
Fixed Line	Subscribers	12.6 mm	7.4 mm		20.0 mm
	Market Share	78.1%	71.6%	-	47.7%
	Position	#1	#1		#1
Fixed Broadband	Subscribers				4.4 mm
	Market Share	NA	NA	NA	31.6%
	Position				#1

Oi Gross Revenue Breakdown

(2010)

Total Gross Revenues: R$45.9 bn [(1)]



Other 1%
Data 20%
Fixed 55%
Mobile 24%

Source: Company filings, Anatel and Teleco.
(1) Corresponds to TNLP consolidated financials.

Oi Company Overview (Cont'd)

Mobile Subscribers and ARPU
(mm, R$ / month / subscriber)



30.0
$23.4
4Q08 (1)
31.8
$21.1
1Q09
33.9
$21.0
2Q09
34.8
$22.2
3Q09
36.1
$22.5
4Q09
36.6
$21.8
1Q10
37.2
$22.4
2Q10
37.4
$22.9
3Q10
39.3
$23.5
4Q10
41.5
$20.7
1Q11
41.5
$21.6
2Q11

Fixed LIS and Revenue / LIS
(mm, R$ / month / LIS)



22.0
$60.7
4Q08 (1)
21.8
$58.7
1Q09
21.8
$57.3
2Q09
21.4
$58.4
3Q09
21.3
$57.0
4Q09
21.1
$55.5
1Q10
20.8
$55.2
2Q10
20.4
$55.3
3Q10
20.0
$53.7
4Q10
19.7
$51.7
1Q11
19.4
$51.2
2Q11

Broadband Subscribers and ARPU
(mm, R$ / month / subscriber)



3.8
$46.5
4Q08 (1)
3.9
$45.1
1Q09
4.1
$43.1
2Q09
4.1
$43.8
3Q09
4.2
$43.2
4Q09
4.3
$42.1
1Q10
4.3
$42.6
2Q10
4.3
$43.8
3Q10
4.4
$42.7
4Q10
4.5
$40.6
1Q11
4.6
$39.3
2Q11

Source: Company filings.
(1) Pro-forma consolidated figures for the acquisition of BRT.

TMAR Consolidated Financial Statements

Balance Sheet
(R$ mm)

	2009	2010	Jun-11
Current Assets	**17,883**	**21,496**	**19,387**
Cash and Cash Equivalents	5,804	8,622	6,824
Accounts Receivable	5,959	5,897	5,853
Inventories	162	98	159
Other Current Assets	5,958	6,879	6,551
Non-Current Assets	**55,494**	**52,481**	**53,674**
Long Term Receivables	12,503	12,495	14,783
Property, Plant and Equipment	25,237	23,340	22,954
Intangible Assets	17,707	16,599	15,879
Investments in Unconsolidated Affiliates	47	47	57
Total Assets	**73,377**	**73,976**	**73,061**
Current Liabilities	**17,910**	**17,609**	**13,945**
Accounts Payable	4,046	4,040	3,611
Short Term Loans and Financing	7,858	5,552	2,889
Other Current Liabilities	6,006	8,017	7,445
Non-Current Liabilities	**35,773**	**35,536**	**33,138**
Long Term Debt Loans and Financing	21,240	21,874	19,445
Other Long Term Liabilities	14,532	13,662	13,692
Total Liabilities	**53,682**	**53,145**	**47,083**
Minority Interest	6,439	6,141	5,205
Shareholders' Equity (Ex. MI)	**13,256**	**14,690**	**20,773**
Total Liabilities and Stockholders' Equity	**73,377**	**73,976**	**73,061**

Income Statement
(R$ mm, except as otherwise stated)

	2009	2010	Jun-10	Jun-11
Gross Revenues	**45,765**	**45,853**	**23,034**	**21,998**
Taxes and Deductions	(15,838)	(16,422)	(8,231)	(7,988)
Net Revenues	**29,927**	**29,432**	**14,803**	**14,010**
Cost of Sales and Services	(18,386)	(16,598)	(8,385)	(7,970)
Gross Profit	**11,541**	**12,834**	**6,418**	**6,040**
SG&A Expenses	(3,688)	(8,709)	(4,258)	(4,454)
Earnings Before Interest and Taxes	**7,853**	**4,125**	**2,161**	**1,586**
Financial Income / (Expenses)	**(2,445)**	**(2,360)**	**(1,142)**	**(1,458)**
Financial Income	1,608	1,889	860	941
Financial Expenses	(4,052)	(4,248)	(2,002)	(2,399)
Pre-Tax Income	**5,408**	**1,766**	**1,019**	**128**
Taxes	(316)	113	(75)	40
Net Income	**5,093**	**1,878**	**944**	**168**
Net Income Margin %	*17.0%*	*6.4%*	*6.4%*	*1.2%*
Depreciation and Amortization	7,014	6,188	3,082	2,891
Recurring EBITDA	**9,797**	**10,309**	**5,243**	**4,476**
Recurring EBITDA Margin %	*32.7%*	*35.0%*	*35.4%*	*31.9%*

Source: IFRS consolidated results (Demonstrações Financeiras Padrão, DFP) as of 2009, 2010 and quarterly results (Informações Trimestrais, ITR) as of June 30, 2011. All figures based on TMAR's filings in Portuguese.

BRT Financial Statements

Balance Sheet
(R$ mm)

	2009	2010	Jun-11
Current Assets	**6,127**	**8,487**	**7,162**
Cash and Cash Equivalents	1,717	3,217	1,803
Accounts Receivable	1,992	2,070	1,977
Inventories	42	14	19
Other Current Assets	2,375	3,186	3,364
Non-Current Assets	**18,437**	**18,399**	**18,837**
Long Term Receivables	11,592	11,759	12,206
Property, Plant and Equipment	5,267	5,317	5,435
Intangible Assets	1,572	1,318	1,188
Investments in Unconsolidated Affiliates	5	5	8
Total Assets	**24,564**	**26,886**	**26,000**
Current Liabilities	**5,424**	**6,691**	**7,428**
Accounts Payable	1,554	1,637	1,474
Short Term Loans and Financing	870	1,044	1,039
Other Current Liabilities	2,999	4,010	4,915
Non-Current Liabilities	**9,235**	**8,859**	**8,270**
Long Term Debt Loans and Financing	3,573	3,321	2,685
Other Long Term Liabilities	5,662	5,538	5,585
Total Liabilities	**14,658**	**15,549**	**15,698**
Minority Interest	1	0	0
Shareholders' Equity (Ex. MI)	**9,905**	**11,336**	**10,302**
Total Liabilities and Stockholders' Equity	**24,564**	**26,886**	**26,000**

Income Statement
(R$ mm, except as otherwise stated)

	2009	2010	Jun-10	Jun-11
Gross Revenues	**17,821**	**17,619**	**8,927**	**8,333**
Taxes and Deductions	(6,901)	(7,356)	(3,718)	(3,607)
Net Revenues	**10,920**	**10,263**	**5,209**	**4,726**
Cost of Sales and Services	(5,764)	(4,732)	(2,425)	(2,254)
Gross Profit	**5,156**	**5,531**	**2,784**	**2,472**
SG&A Expenses	(6,232)[1]	(3,072)	(1,663)	(1,523)
Earnings Before Interest and Taxes	**(1,077)**	**2,460**	**1,121**	**949**
Financial Income / (Expenses)	**(281)**	**(80)**	**(107)**	**(241)**
Financial Income	630	979	405	517
Financial Expenses	(912)	(1,060)	(512)	(759)
Pre-Tax Income	**(1,358)**	**2,379**	**1,014**	**708**
Taxes	339	(408)	(289)	(241)
Net Income	**(1,019)**	**1,971**	**725**	**467**
Net Income Margin %	*(9.3%)*	*19.2%*	*13.9%*	*9.9%*
Depreciation and Amortization	1,808	1,057	529	514
Recurring EBITDA	**4,068**	**3,516**	**1,650**	**1,463**
Recurring EBITDA Margin %	*37.3%*	*34.3%*	*31.7%*	*31.0%*

Source: IFRS consolidated results (Demonstrações Financeiras Padrão, DFP) as of 2009, 2010 and quarterly results (Informações Trimestrais, ITR) as of June 30, 2011. All figures based on BRT's filings in Portuguese.

4. Valuation Considerations

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Valuation Methodologies

Discounted Free Cash Flows ("DCF")

- Preferred and recommended valuation methodology as the DCF better reflects TMAR's forward looking performance and expected cash flow generation potential
- Present value of unlevered free cash flows and terminal value discounted back taking into account a weighted average cost of capital ("WACC") of 12.4% in local currency nominal terms and a perpetuity growth rate of 4.3% in local currency nominal terms (to imply a 0% real growth rate in perpetuity)
  - Unlevered free cash flows as per TMAR's Oi projections
  - Valuation date as of June 30, 2011
  - 10-year projected period from 2011 through 2020 (1)
  - Assumes unlevered free cash flows are generated throughout the year and discounted back to present value accordingly (mid-year convention)
  - Potential synergies resulting from the transaction are not considered
- TMAR consolidated price per share calculated by adding 100% of the Firm Value of TMAR (standalone) plus 100% of the Firm Value of BRT less TMAR's consolidated Net Debt and Other Adjustments (including Minority Interest related to BRT)

Volume Weighted Average Trading Prices

- Volume weighted average price of TMAR3 and TMAR5 shares over the following periods:
  - May 24, 2010 to May 23, 2011
    - Last twelve months prior to the publication of the material fact on May 24, 2011
  - May 24, 2011 to September 30, 2011
    - Time period immediately following the publication of the material fact on May 24, 2011
- TMAR6 shares were excluded from analysis due to lack of liquidity

Book Value per Share

- Book value per share of TMAR calculated as per TMAR's consolidated financial statements for the period ending June 30, 2011

(1) Fiscal benefits projected until 2025 for BRT as per Oi projections.

A. Discounted Cash Flow

Management Operating Projections Structure



Mobile ARPU
x
Mobile Subscribers
Revenue Per LIS
x
LIS
Broadband ARPU
x
Broadband Subscribers
Mobile Net Revenues
+
Fixed Net Revenues
+
Broadband Net Revenues
+
Other Revenues (1)
Total Net Revenues (Pre-Eliminations)
-
Intercompany Eliminations
=
Total Net Revenues (Post-Eliminations)
-
Total Costs (Excluding D&A)
=
EBITDA

Source: Oi projections.
Note: No income from Portugal Telecom is included in TMAR's EBITDA.
(1) Other revenues includes: Corporate data, DTH, internet, devices, Globenet, call centers, Paggo and others.

Citi's Cost of Capital Methodology

$$\text{WACC} = \text{Cost of Equity} \times \frac{\text{Equity}}{(\text{Debt} + \text{Equity})} + \text{Cost of Debt} \times (1 - \text{Tax Rate}) \times \frac{\text{Debt}}{(\text{Debt} + \text{Equity})}$$

Cost of Debt (CoD)

$CoD = R_f + \text{Credit Spread}$

- Includes short-term and long-term debt, off-balance sheet debt and capitalized leases

Risk-Free Rate	Citi's Financial Strategies Group recommends the current 10-year U.S. treasury to represent the long-term steady-state duration of a company's liability portfolio
Credit Spreads	A company's current credit spreads reflect the market's perception of the company's debt risk going forward

Cost of Equity (CoE)

$CoE = R_f + \beta \times EMRP + PRP$

- Equity used in WACC calculation should be the market value of the equity

Equity Beta	Regress the company's equity returns against a diversified equity index over a relevant period of time. Re-lever the industry mean asset beta to a target capital structure
Equity Market Risk Premium	Citi recommends an equity market risk premium in the range of 5.0% to 7.0%. The midpoint of 6.0% is commonly used
Political and Other Risk Premium	Citi mathematically adjusts CAPM formula to reflect additional return and risk for developing and emerging markets (100 bps to 300 bps range for Brazil)

The WACC is calculated in U.S. Dollars, and then converted into Brazilian Reais based on the inflation rate differential between the two currencies

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Discount Rate for TMAR and BRT



Enterprise Risk
Financial Risk
Risk Free Rate
Credit Spread
Risk Free Rate (1)
3.4%
Asset Beta (2)
0.85
Equity Market Risk Premium (3)
6.0%
Political Risk Premium (4)
2.0%
Pre-tax Cost of Debt (5)
8.4%
Marginal Tax Rate
34.0%
Cost of Equity
11.4%
After-tax Cost of Debt
5.5%
Debt / Total Cap. (6)
Equity 79.2%
Debt 20.8%
WACC (Nominal USD)
10.2%
Inflation Differential Impact on WACC (7)
2.2%
WACC (Nominal BRL)
12.4%

Source: Bloomberg, Factset and EIU.

(1) Average U.S. Risk Free Rates over the last 60 days for the period ending September 30, 2011 to adjust for recent market fluctuations.
(2) Based on the average asset beta of a selected group of Latin America telecom companies.
(3) Equity market risk premium is the expected excess market return for holding common stock over the risk-free return (5.0% - 7.0%, based on Citi's firm standard).
(4) Measure of political risk for Brazil not captured in cash flow projections or the market risk premium (estimated by Citi to be between 100 bps and 300 bps).
(5) Based on current yields for TMAR bonds due in 2020 (6.0%).
(6) Assumes that over the long term, leverage levels for TMAR will reduce over time to average leverage levels of a selected group of Latin America telecom companies.
(7) Inflation differential impact on WACC calculated as the difference between average 2011-2030 U.S. inflation and average 2011-2030 Brazil inflation.

Illustrative Methodology to Derive TMAR's Equity Value



BRT Equity Value Calculation
Present Value of the Cash Flow s 2011E-2020E
(+) Present Value of the Terminal Value
(=) Firm Value
(-) Net Debt
(-) Other Adjustments
(=) Equity Value
X 100.00%
X 50.72%
TMAR Equity Value Calculation
Present Value of Standalone Cash Flow s 2011E-2020E
(+) Present Value of Standalone Terminal Value
(+) BRT Firm Value
(=) Consolidated Firm Value
(-) Consolidated Net Debt
(-) Consolidated Other Adjustments
(-) BRT Minorities(1)
(=) Equity Value

Note: Cash flows do not take into account effects of potential synergies resulting from the transaction.
(1) Represents the economic stake of BRT that TMAR does not own (50.72%).

Macroeconomic Assumptions

	Unit	2010A	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E
Brazil												
Inflation (IPCA)												
Average	% p.a.	5.0%	6.5%	5.1%	4.8%	4.7%	4.7%	5.2%	5.0%	4.8%	4.6%	4.4%
Population												
Region I	million	106.0	106.9	107.8	108.7	109.5	110.2	111.0	111.7	112.4	113.1	113.7
Growth	%	*NA*	*0.9%*	*0.8%*	*0.8%*	*0.7%*	*0.7%*	*0.7%*	*0.6%*	*0.6%*	*0.6%*	*0.6%*
Region II	million	45.5	45.9	46.3	46.7	47.0	47.4	47.7	48.0	48.3	48.6	48.9
Growth	%	*NA*	*0.9%*	*0.8%*	*0.8%*	*0.8%*	*0.7%*	*0.7%*	*0.7%*	*0.6%*	*0.6%*	*0.6%*
Region III	million	41.7	42.1	42.4	42.7	43.0	43.3	43.5	43.8	44.0	44.3	44.5
Growth	%	*NA*	*0.8%*	*0.8%*	*0.7%*	*0.7%*	*0.6%*	*0.6%*	*0.6%*	*0.6%*	*0.5%*	*0.5%*
United States												
Inflation (CPI)												
Average	% p.a.	1.6%	2.9%	1.8%	2.3%	2.5%	2.5%	2.6%	2.5%	2.3%	2.1%	1.9%

Source: EIU as of September 2011 and Oi projections.

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I. BRT DCF

BRT Operational and Financial Valuation Assumptions

Assumptions	Description
Mobile Subscribers	• Growth based on increased mobile penetration rates
Fixed Line Subscribers	• Decreases due to declining penetration rates caused by fixed to mobile substitution and increased competition
Broadband Subscribers	• Growth driven by increased broadband penetration as a percentage of fixed LIS
ARPUs	• Adjusted by market indices (e.g. IST[1] and IGP-DI[2]), plus a real-term change (positive or negative) as projected by Management
Operating Costs & Expenses	• Mainly affected by minutes of network usage, number of subscribers, market indices and other changes as projected by Management
Capex	• Reflects the need to support subscriber growth and increased demand for services as projected by Management
Working Capital	• Reflects historical ratios and average working capital days as projected by Management
Depreciation & Amortization	• Projected based on the expected lifetime of PP&E and other depreciable or amortizable assets as projected by Management
Taxes	• Assumes an income tax rate of 34.0% throughout the projected period (Brazil's official corporate tax rate)
Tax Benefits	• Fiscal benefits from goodwill amortization as projected by Management
Terminal Value	• Assumes a perpetuity growth rate of 4.3% in local currency nominal terms (to imply a 0% real growth rate in perpetuity) based on average 2020-2030 Brazilian inflation
WACC	• Assumes a mid-point WACC of 12.4% in local currency nominal terms
Valuation Date & Projected Period	• Valuation date as of June 30, 2011 • Projected period from 2011 to 2020 [3]
Regulatory Matters	• Assumes concessions are renewed throughout the projected period as discussed with Management • Does not consider any significant regulatory changes that represent a going concern threat

Source: Oi projections.
(1) Brazilian Telecommunication Services Index.
(2) General Price Index - Domestic Supply.
(3) Fiscal benefits projected until 2025 for BRT as per Oi projections.

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BRT Operating Projections

Fixed LIS – Region II
Average Fixed LIS
(mm)



CAGR '10A – '20E: (3.6%)
7.2
6.8
6.4
6.1
5.8
5.6
5.0
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Broadband – Region II
Average Broadband Subscribers & Percent of LIS
(mm, %)



26.9%
31.5%
38.3%
43.0%
46.6%
50.4%
67.1%
CAGR '10A – '20E: 5.7%
1.9
2.1
2.4
2.6
2.7
2.8
3.4
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Net Revenue per Fixed LIS – Region II
(R$ / month / LIS)



CAGR '10A – '20E: (2.5%)
$73.8
$72.3
$70.6
$66.8
$63.3
$61.7
$57.3
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Net Revenue per Broadband Subscriber – Region II
(R$ / month / subscriber)



CAGR '10E – '20E: (0.7%)
$44.2
$43.0
$41.9
$41.6
$41.4
$41.2
$41.4
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Source: Oi projections.
Note: CAGR stands for compound annual growth rate.

BRT Operating Projections (Cont'd)

Mobile – Region II
Average Mobile Subscribers
(mm)



CAGR '10A – '20E: 6.9%
7.5
8.5
9.8
10.8
11.7
12.5
14.5
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Mobile – Region II
ARPU – Net Revenue Basis
(R$ / month / subscriber)



CAGR '10A – '20E: 0.9%
$21.4
$19.4
$18.3
$17.7
$18.3
$19.0
$23.3
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Source: Oi projections.

BRT Financial Projections

Net Revenues – Region II
Excluding Intercompany Eliminations
(R$ mm)



CAGR '10A – '20E: 0.8%
$11,636
$11,209
$11,127
$10,893
$10,862
$11,020
$12,572
2,305
1,027
6,375
1,930
2,260
1,099
5,871
1,980
2,321
1,230
5,416
2,160
2,412
1,305
4,871
2,304
2,516
1,351
4,430
2,565
2,631
1,400
4,150
2,839
3,404
1,667
3,439
4,063
2010A
2011E
2012E
2013E
2014E
2015E
2020E
Wireless
Fixed
Broadband
Other(1)

Costs and SG&A – Region II
(R$ mm)



CAGR '10A – '20E: 0.3%
$6,712
$6,887
$6,904
$6,651
$6,605
$6,573
$6,943
2,238
732
909
851
1,982
2,461
769
1,056
886
1,715
2,437
803
1,069
869
1,727
2,299
836
1,066
907
1,543
2,338
871
1,106
946
1,344
2,258
910
1,154
988
1,263
2,489
1,134
1,300
1,215
806
2010A
2011E
2012E
2013E
2014E
2015E
2020E
Interconnection
Third Party Services
Infra. & Energy
Personnel
Other(2)

Net Revenues – Region II
Including Intercompany Eliminations
(R$ mm)



CAGR '10A – '20E: 0.0%
$10,228
$9,825
$9,633
$9,295
$9,127
$9,154
$10,250
2010A
2011E
2012E
2013E
2014E
2015E
2020E

EBITDA and EBITDA Margin – Region II
Includes Intercompany Eliminations
(R$ mm, % of Net Revenues)



34.4%
29.9%
28.3%
28.5%
27.6%
28.2%
32.3%
CAGR '10A – '20E: (0.6%)
$3,516
$2,938
$2,729
$2,645
$2,522
$2,581
$3,307
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Source: Oi projections.
(1) Other revenues consist of corporate data, DTH, internet, devices, Globenet, call centers and others.
(2) Other costs and SG&A include Marketing, Rent and Insurance, Materials, Handset Costs, mini modem, TV transmission equipment (and mobile phone peripherals), IT, billing and other general expenses.

BRT Financial Projections (Cont'd)

Depreciation and Amortization – Region II
(R$ mm)



CAGR '10A – '20E: 3.6%
$1,057
$971
$953
$980
$1,031
$1,106
$1,507
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Capex and Capex as % of Net Revenues – Region II
(R$ mm, % of Net Revenues)



8.1%
13.8%
16.7%
17.1%
16.9%
17.0%
13.9%
CAGR '10A – '20E: 5.6%
$829
$1,352
$1,610
$1,588
$1,540
$1,552
$1,426
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Source: Oi projections.

BRT DCF

BRT Unlevered Free Cash Flows

(R$ in millions, Except per Share Data)	Projected Fiscal Year Ending December 31,									
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
EBITDA	$2,938	$2,729	$2,645	$2,522	$2,581	$2,672	$2,737	$2,898	$3,092	$3,307
Depreciation and Amortization	(971)	(953)	(980)	(1,031)	(1,106)	(1,178)	(1,255)	(1,339)	(1,429)	(1,507)
EBIT	$1,967	$1,776	$1,665	$1,491	$1,475	$1,494	$1,482	$1,559	$1,663	$1,800
Marginal Tax Rate	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%
Taxes	(669)	(604)	(566)	(507)	(501)	(508)	(504)	(530)	(566)	(612)
Net Operating Profit After Tax	$1,298	$1,172	$1,099	$984	$973	$986	$978	$1,029	$1,098	$1,188
Depreciation and Amortization	971	953	980	1,031	1,106	1,178	1,255	1,339	1,429	1,507
Change in Net Working Capital	(67)	(99)	(100)	(36)	29	31	29	19	3	(8)
Capital Expenditures	(1,352)	(1,610)	(1,588)	(1,540)	(1,552)	(1,467)	(1,433)	(1,395)	(1,390)	(1,426)
Fiscal Benefits (1)	266	216	198	179	165	149	149	149	141	141
Unlevered Free Cash Flow	$1,116	$632	$589	$619	$722	$877	$978	$1,141	$1,281	$1,402

BRT Price per Share (2)

Firm Value Calculation	
Present Value of the Cash Flows 2011E-2020E (3)	$5,206
(+) Present Value of the Terminal Value (4)	4,996
(=) Firm Value	**$10,202**
Equity Value Calculation	
(-) Net Debt	$1,117
(-) Other Adjustments	(2,619)
(=) Equity Value	**$11,705**
Value per Share Calculation	
(÷) Number of Shares Outstanding	589.8
(=) Value per Share	$19.85

BRT Valuation Sensitivity Analysis

WACC	Perpetuity Growth Rate 3.3%	3.8%	4.3%	4.8%	5.3%
	Equity Value per Share				
11.4%	$20.88	$21.53	$22.26	$23.11	$24.10
11.9%	19.80	**20.35**	**20.97**	**21.68**	22.50
12.4%	18.84	**19.32**	**19.85**	**20.44**	21.13
12.9%	17.99	**18.39**	**18.85**	**19.36**	19.93
13.4%	17.22	17.57	17.96	18.40	18.89

Note: BRT cash flows do not take into account effects of potential synergies resulting from the transaction.
(1) Fiscal benefits from goodwill amortization.
(2) 589.789 mm shares outstanding as of June 30, 2011. Balance sheet data as of June 30, 2011.
(3) Includes the present value of fiscal benefits until 2025.
(4) Terminal free cash flow adjusted to make capex equal to depreciation as well as to remove the temporary financial tax benefits.

BRT DCF Sensitivity Results

BRT

(R$ mm, R$ per share)

Firm Value

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	$10,812	$11,193	$11,628	$12,129	$12,711
11.9%	10,177	**10,501**	**10,868**	**11,287**	11,769
12.4%	9,612	**9,890**	**10,202**	**10,555**	10,958
12.9%	9,106	**9,346**	**9,614**	**9,915**	10,255
13.4%	8,651	8,859	9,090	9,348	9,638

Terminal Value

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	$15,016	$16,079	$17,292	$18,687	$20,311
11.9%	14,145	**15,089**	**16,157**	**17,375**	18,776
12.4%	13,370	**14,214**	**15,162**	**16,234**	17,458
12.9%	12,675	**13,434**	**14,282**	**15,235**	16,312
13.4%	12,048	12,736	13,499	14,351	15,307

Terminal Value / Present Value

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	49.8%	51.5%	53.3%	55.3%	57.3%
11.9%	47.8	**49.4**	**51.1**	**52.9**	54.8
12.4%	45.8	**47.4**	**49.0**	**50.7**	52.5
12.9%	44.0	**45.4**	**46.9**	**48.5**	50.2
13.4%	42.2	43.5	45.0	46.5	48.1

Equity Value

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	$12,314	$12,696	$13,131	$13,631	$14,213
11.9%	11,679	**12,003**	**12,371**	**12,789**	13,271
12.4%	11,114	**11,392**	**11,705**	**12,058**	12,461
12.9%	10,608	**10,848**	**11,116**	**11,417**	11,757
13.4%	10,153	10,362	10,593	10,851	11,141

Equity Value per Share

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	$20.88	$21.53	$22.26	$23.11	$24.10
11.9%	19.80	**20.35**	**20.97**	**21.68**	22.50
12.4%	18.84	**19.32**	**19.85**	**20.44**	21.13
12.9%	17.99	**18.39**	**18.85**	**19.36**	19.93
13.4%	17.22	17.57	17.96	18.40	18.89

Note: 4.3% local currency nominal perpetuity growth rate in Reais calculated as the average 2020-2030 Brazilian inflation as per EIU, implying a 0% real growth rate.

citi

II. TMAR DCF (excl. BRT)

TMAR Operational and Financial Valuation Assumptions

Assumptions	Description
Mobile Subscribers	• Region I: Growth based on increased mobile penetration rates and stabilized market share – Includes benefits from bundled products (fixed line, broadband, pay TV and others) • Region III: Market share stabilizes at slightly a lower level than Region I given that TMAR was the last company to enter the mobile market in Region III
Fixed Line Subscribers	• Decreases due to declining penetration rates caused by fixed to mobile substitution and increased competition
Broadband Subscribers	• Growth driven by increased broadband penetration as a percentage of fixed LIS
ARPUs	• Adjusted by market indices (e.g. IST[1] and IGP-DI[2]), plus a real-term change (positive or negative) as projected by Management
Operating Costs & Expenses	• Mainly affected by minutes of network usage, number of subscribers, market indices and other changes as projected by Management
Capex	• Reflects the need to support subscriber growth and increased demand for services as projected by Management
Working Capital	• Reflects historical ratios and average working capital days as projected by Management
Depreciation & Amortization	• Projected based on the expected lifetime of PP&E and other depreciable or amortizable assets as projected by Management
Taxes	• Assumes an income tax rate of 34.0% throughout the projected period (Brazil's official corporate tax rate)
Tax Benefits	• Fiscal benefits from accumulated net operating losses as projected by Management
Terminal Value	• Assumes a perpetuity growth rate of 4.3% in local currency nominal terms (to imply a 0% real growth rate in perpetuity) based on average 2020-2030 Brazilian inflation
WACC	• Assumes a mid-point WACC of 12.4% in local currency nominal terms
Valuation Date & Projected Period	• Valuation date as of June 30, 2011 • Projected period from 2011 to 2020
Regulatory Matters	• Assumes concessions are renewed throughout the projected period as discussed with Management • Does not consider any significant regulatory changes that represent a going concern threat

Source: Oi projections.
(1) Brazilian Telecommunication Services Index.
(2) General Price Index - Domestic Supply.

TMAR Standalone Operating Projections

Fixed LIS – Region I
Average Fixed LIS
(mm)



CAGR '10A – '20E: (2.5%)
12.6
11.9
11.4
11.0
10.7
10.4
9.8
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Broadband – Region I
Average Broadband Subscribers & Percent of LIS
(mm, %)



18.2%
22.1%
27.7%
33.8%
39.7%
44.2%
66.0%
CAGR '10A – '20E: 10.8%
2.3
2.6
3.2
3.7
4.3
4.6
6.4
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Net Revenue per Fixed LIS – Region I
(R$ / month / LIS)



CAGR '10A – '20E: (2.3%)
$72.6
$70.8
$68.8
$65.6
$63.6
$61.7
$57.3
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Net Revenue per Broadband Subscriber – Region I
(R$ / month / subscriber)



CAGR '10A – '20E: (0.4%)
$43.0
$41.6
$41.4
$41.0
$40.9
$41.0
$41.4
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Source: Oi projections.

TMAR Standalone Operating Projections (Cont'd)

Average Mobile Subscribers – Region I
(mm)



CAGR '10A – '20E: 4.7%
24.0
25.5
27.8
29.8
31.3
32.8
37.8
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Average Mobile Subscribers – Region III
(mm)



CAGR '10A – '20E: 8.6%
6.3
8.2
10.2
11.7
12.4
12.8
14.3
2010A
2011E
2012E
2013E
2014E
2015E
2020E

ARPU – Net Revenues Basis – Region I
(R$ / month / subscriber)



CAGR '10A – '20E: 0.8%
$21.5
$18.6
$18.0
$17.7
$18.2
$18.9
$23.3
2010A
2011E
2012E
2013E
2014E
2015E
2020E

ARPU – Net Revenues Basis – Region III
(R$ / month / subscriber)



CAGR '10A – '20E: 1.1%
$28.4
$26.4
$24.9
$24.0
$25.0
$26.0
$31.7
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Source: Oi projections.

TMAR Standalone Financial Projections

Net Revenues – Region I & III
Excluding Intercompany Eliminations
(R$ mm)


CAGR '10A – '20E: 3.0%
$22,203
$21,891
$22,336
$22,613
$23,358
$24,102
$29,728
2,104
1,194
10,998
7,907
2,152
1,315
10,136
8,289
2,271
1,570
9,417
9,079
2,383
1,836
8,699
9,693
2,539
2,086
8,175
10,558
2,696
2,268
7,723
11,416
3,798
3,196
6,711
16,023
2010A
2011E
2012E
2013E
2014E
2015E
2020E
Wireless
Fixed
Broadband
Other (1)

Costs and SG&A – Regions I & III
(R$ mm)


CAGR '10A – '20E: 3.3%
$12,871
$13,498
$13,212
$13,214
$13,494
$13,978
$17,808
4,580
931
1,558
2,392
3,410
4,604
1,022
1,574
2,387
3,911
4,677
1,065
1,665
2,518
3,286
4,919
1,114
1,759
2,738
2,684
5,173
1,165
1,862
2,930
2,364
5,403
1,219
1,969
3,110
2,278
6,846
1,528
2,968
4,273
2,193
2010A
2011E
2012E
2013E
2014E
2015E
2020E
Interconnection
Third Party Services
Infra. & Energy
Personnel
Other (2)

Net Revenues – Regions I & III
Including Intercompany Eliminations
(R$ mm)


CAGR '10A – '20E: 3.4%
$19,663
$19,918
$19,982
$20,198
$20,839
$21,582
$27,564
2010A
2011E
2012E
2013E
2014E
2015E
2020E

EBITDA and EBITDA Margin – Regions I & III
Including Intercompany Eliminations
(R$ mm, % of Net Revenues)


34.5%
32.2%
33.9%
34.6%
35.2%
35.2%
35.4%
CAGR '10A – '20E: 3.7%
$6,792
$6,420
$6,770
$6,984
$7,345
$7,604
$9,756
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Source: Oi projections.
(1) Other revenues consist of corporate data, DTH, transmission, devices, Paggo, and others.
(2) Other costs and SG&A include Marketing, Rent and Insurance, Materials, Handset Costs, mini modem, TV transmission equipment and mobile phone peripherals), IT, billing, other general expenses.

TMAR Standalone Financial Projections (Cont'd)

Depreciation and Amortization – Regions I & III
(R$ mm)


CAGR '11E – '20E: 4.2%
NA
$2,407
$2,406
$2,437
$2,555
$2,692
$3,491
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Capex and Capex as % of Net Revenues – Regions I & III
(R$ mm, % of Net Revenues)


16.4%
16.1%
15.1%
14.4%
13.8%
12.6%
CAGR '11E – '20E: 0.6%
NA
$3,266
$3,226
$3,044
$3,000
$2,975
$3,460
2010A
2011E
2012E
2013E
2014E
2015E
2020E

Source: Oi projections.

TMAR DCF

TMAR Standalone Unlevered Free Cash Flows

(R$ in millions, Except per Share Data)	Projected Fiscal Year Ending December 31,									
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
EBITDA	$6,420	$6,770	$6,984	$7,345	$7,604	$8,037	$8,396	$8,844	$9,334	$9,756
Depreciation and Amortization	(2,407)	(2,406)	(2,437)	(2,555)	(2,692)	(2,870)	(2,784)	(3,021)	(3,289)	(3,491)
EBIT	$4,013	$4,364	$4,547	$4,790	$4,912	$5,167	$5,612	$5,823	$6,045	$6,265
Marginal Tax Rate	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%
Taxes	(1,364)	(1,484)	(1,546)	(1,629)	(1,670)	(1,757)	(1,908)	(1,980)	(2,055)	(2,130)
Net Operating Profit After Tax	$2,649	$2,880	$3,001	$3,162	$3,242	$3,410	$3,704	$3,843	$3,990	$4,135
Depreciation and Amortization	2,407	2,406	2,437	2,555	2,692	2,870	2,784	3,021	3,289	3,491
Change in Net Working Capital	2	(255)	19	(78)	73	60	63	37	27	20
Capital Expenditures	(3,266)	(3,226)	(3,044)	(3,000)	(2,975)	(2,986)	(3,042)	(3,146)	(3,277)	(3,460)
Fiscal Benefits [1]	74	89	105	90	64	49	36	27	13	0
Unlevered Free Cash Flow	$1,866	$1,894	$2,517	$2,729	$3,097	$3,403	$3,544	$3,782	$4,041	$4,186

TMAR Consolidated Price per Share [2]

Firm Value Calculation	
Present Value of the Cash Flows 2011E-2020E	$16,816
(+) Present Value of the Terminal Value [3]	17,581
(+) BRT Firm Value	10,202
(=) Firm Value	**$44,600**
Equity Value Calculation	
(-) Net Debt	$15,015
(-) Other Adjustments	(478)
(-) BRT Minorities [4]	5,936
(=) Equity Value	**$24,127**
Value per Share Calculation	
(÷) Number of Shares Outstanding	344.1
(=) Value per Share	$70.12

TMAR Consolidated Valuation Sensitivity Analysis

	Perpetuity Growth Rate				
	3.3%	3.8%	4.3%	4.8%	5.3%
WACC	Equity Value per Share (Incl. BRT Minority Interest)				
11.4%	$77.05	$81.50	$86.57	$92.41	$99.20
11.9%	69.74	**73.52**	**77.80**	**82.68**	88.30
12.4%	63.24	**66.48**	**70.12**	**74.24**	78.94
12.9%	57.43	**60.22**	**63.35**	**66.86**	70.82
13.4%	52.20	54.63	57.32	60.33	63.71

TMAR Consolidated Price Range per Share

R$66.79 ← -4.75% — R$70.12 — +4.75% → R$73.45

Note: TMAR cash flows do not take into account effects of potential synergies resulting from the transaction.
(1) Fiscal benefits from net operating losses.
(2) 344.057 mm shares outstanding as of June 30, 2011. Balance sheet data as of June 30, 2011 on a consolidated basis.
(3) Terminal free cash flow adjusted to make capex equal to depreciation as well as to remove the temporary financial tax benefits.
(4) Calculated based on the mid-point DCF Equity Value (proportional to the stake TMAR does not own).

TMAR DCF Sensitivity Results

TMAR
(R$ mm, R$ per share)

Firm Value (Standalone)

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	$36,481	$37,823	$39,353	$41,115	$43,164
11.9%	34,277	**35,419**	**36,711**	**38,184**	39,880
12.4%	32,320	**33,298**	**34,398**	**35,641**	37,060
12.9%	30,569	**31,414**	**32,356**	**33,415**	34,612
13.4%	28,995	29,728	30,541	31,449	32,469

Terminal Value (Standalone)

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	$52,849	$56,590	$60,857	$65,768	$71,482
11.9%	49,783	**53,105**	**56,863**	**61,148**	66,082
12.4%	47,053	**50,024**	**53,361**	**57,135**	61,440
12.9%	44,607	**47,281**	**50,265**	**53,616**	57,408
13.4%	42,403	44,823	47,509	50,506	53,872

Terminal Value / Present Value

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	52.0%	53.7%	55.5%	57.4%	59.4%
11.9%	49.9	**51.5**	**53.2**	**55.0**	57.0
12.4%	48.0	**49.5**	**51.1**	**52.8**	54.6
12.9%	46.1	**47.5**	**49.1**	**50.7**	52.4
13.4%	44.3	45.7	47.1	48.6	50.3

Equity Value (Incl. BRT Minority Interest)

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	$26,510	$28,040	$29,785	$31,793	$34,130
11.9%	23,994	**25,295**	**26,768**	**28,448**	30,381
12.4%	21,757	**22,873**	**24,127**	**25,544**	27,162
12.9%	19,758	**20,720**	**21,795**	**23,002**	24,367
13.4%	17,959	18,795	19,722	20,757	21,920

Equity Value per Share (Incl. BRT Minority Interest)

WACC \ Perpetuity Growth Rate	3.3%	3.8%	4.3%	4.8%	5.3%
11.4%	$77.05	$81.50	$86.57	$92.41	$99.20
11.9%	69.74	**73.52**	**77.80**	**82.68**	88.30
12.4%	63.24	**66.48**	**70.12**	**74.24**	78.94
12.9%	57.43	**60.22**	**63.35**	**66.86**	70.82
13.4%	52.20	54.63	57.32	60.33	63.71

Note: 4.3% local currency nominal perpetuity growth rate in Reais calculated as the average 2020-2030 Brazilian inflation as per EIU, implying a 0% real growth rate.

III. DCF Valuation Summary

DCF Valuation Summary

BRT Equity Value Calculation
(R$ mm)



R$19.85
Per Share
$5,206
$4,996
$10,202
($1,117)
$2,619
$11,705
Present Value of the Cash Flow s 2011E-2020E
(+) Present Value of the Terminal Value
(=) Firm Value
(-) Net Debt
(-) Other Adjustments
(=) Equity Value

TMAR Consolidated Equity Value Calculation
(R$ mm)



R$70.12
Per Share
$16,816
$17,581
$10,202
$44,600
($15,015)
$478
($5,936)
$24,127
Present Value of Standalone Cash Flow s 2011E-2020E
(+) Present Value of Standalone Terminal Value
(+) BRT Firm Value
(=) Consolidated Firm Value
(-) Consolidated Net Debt
(-) Consolidated Other Adjustments
(-) BRT Minorities (1)
(=) Equity Value

Note: Cash flows do not take into account effects of potential synergies resulting from the transaction.
(1) Equivalent to 50.72% of BRT's equity value, which represents the economic stake of BRT that TMAR does not own.

B. TMAR Volume Weighted Average Price (VWAP)

citi

TMAR3 Historical Performance

TMAR3 Share Price and Volume

(05/24/2010 – 09/30/2011)



Price (R$)
90
85
80
75
70
65
60
55
50
45
40
Volume (thousands)
90
80
70
60
50
40
30
20
10
0
May-10
Aug-10
Oct-10
Jan-11
Mar-11
Jun-11
Sep-11
Volume
Share Price

	Avg. Price (R$ / share)	VWAP (R$ / share)	Avg. Volume (# shares / day)
5/24/11 to 9/30/11	66.28	64.95	1,269
5/24/10 to 5/23/11	60.41	58.49	2,294
30 days	54.38	52.33	883
60 days	55.29	54.00	938
120 days	58.31	59.90	1,467
180 days	65.79	63.91	1,173

Source: Bloomberg and Factset as of September 30, 2011.
Note: Based on daily volume weighted averages and traded days on BM&FBovespa.

citi

TMAR5 Historical Performance

TMAR5 Share Price and Volume
(05/24/2010 – 09/30/2011)



Price (R$)
70
65
60
55
50
45
40
35
30
Volume (thousands)
1,000
900
800
700
600
500
400
300
200
100
0
May-10
Aug-10
Oct-10
Jan-11
Apr-11
Jun-11
Sep-11
Volume
Share Price

	Avg. Price (R$ / share)	VWAP (R$ / share)	Avg. Volume (# shares / day)
5/24/11 to 9/30/11	47.37	48.79	89,354
5/24/10 to 5/23/11	48.59	48.96	144,810
30 days	42.11	42.01	78,662
60 days	43.05	43.00	82,935
120 days	46.33	46.51	80,507
180 days	49.70	51.80	108,208

Source: Bloomberg and Factset as of September 30, 2011.
Note: Based on daily volume weighted averages and traded days on BM&FBovespa.

C. TMAR Consolidated Book Value

TMAR Consolidated Book Value per Share (June 30, 2011)

(R$ mm, except as otherwise stated)	
Total Assets	$73,061
(-) Total Liabilities	47,083
(-) Minority Shareholders [(1)]	5,205
(=) Book Value	$20,774
(÷) Shares Outstanding (mm) [(2)]	344.057
(=) Book Value per Share (R$ / share)	$60.38

Source: Company filings.
(1) Based on book value as of June 30, 2011.
(2) Excludes treasury shares.

Appendix

A. WACC Calculation

Weighted Average Cost of Capital

WACC Calculation

WACC in Local Currency

Cost of Equity	WACC
Asset Beta	0.85
Debt Beta	0.00
Debt/Capitalization (Market) [1]	20.8%
Marginal Tax Rate	34.0%
Relevered Equity Beta	1.00
Equity Market Risk Premium	6.0%
Adjusted Equity Market Risk Premium	**6.0%**
U.S. Risk Free Rate (30 Year U.S. Treasury) [2]	**3.4%**
Political Risk Premium [3]	**2.0%**
Cost of Equity - (Nominal USD)	**11.4%**
Cost of Debt	
U.S. Risk Free Rate (10 Year U.S. Treasury)	2.1%
Credit Spread [4]	6.3%
Cost of Debt (Pre-tax)	**8.4%**
Cost of Debt *(After-tax)*	5.5%
WACC - (Nominal USD)	**10.2%**
Average Inflation U.S. --> 2011 - 2030	2.2%
Average Inflation Brazil --> 2011 - 2030	*4.6%*
Inflation Differential	2.4%
Impact on WACC	**2.2%**
WACC - (Nominal BRL)	**12.4%**

Comparable Company Beta Calculations

Company	Adjusted Equity Beta	Market Leverage	Asset Beta
Latin America Comparables			
Telesp	0.54	9.6%	0.50
América Movil	0.92	20.2	0.79
Entel	0.64	11.0	0.58
TIM	0.88	14.7	0.79
Millicom	1.43	18.2	1.27
NII Holdings	1.68	50.9	1.15
Mean	**1.02**	**20.8%**	**0.85**

Source: Bloomberg, Factset and EIU.
(1) Assumes average leverage level of a selected group of Latin America telecom companies.
(2) Average U.S. Risk Free Rates over the last 60 days for the period ending September 30, 2011.
(3) Measure of political risk for Brazil not captured in cash flow projections or the market risk premium (estimated by Citi to be between 100 bps and 300 bps).
(4) Based on current yields for TMAR bonds due in 2020 (6.0%).

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B. Firm Value to Equity Value Adjustments

Firm Value to Equity Value Adjustments (June 30, 2011)

TMAR Consolidated Firm Value Adjustments

(R$ mm)	
Net Debt	
Total Debt	$22,334
Derivatives	1,037
Cash & Equivalents	(6,824)
Financial Investments	(1,533)
Total Net Debt	15,015
Other Adjustments	
Refinancing Program (REFIS)	1,064
Provision for Contingencies	7,539
Judicial Deposits	(9,023)
Investments in Unconsolidated Affiliates	(57)
Total Other Adjustments (Ex. MI)	(478)
Minority Interest [1]	5,936
Total FV Adjustments	20,473

BRT Firm Value Adjustments

(R$ mm)	
Net Debt	
Total Debt	$3,724
Derivatives	0
Cash & Equivalents	(1,803)
Financial Investments	(804)
Total Net Debt	1,117
Other Adjustments	
Refinancing Program (REFIS)	451
Provision for Contingencies	5,070
Judicial Deposits	(6,077)
Investments in Unconsolidated Affiliates	(8)
Loans Due from Related Parties	(2,056)
Total Other Adjustments (Ex. MI)	(2,619)
Minority Interest	0
Total FV Adjustments	(1,502)

Source: Company filings. Balance Sheet data as of June 30, 2011.
(1) Minority Interest related to the 50.72% stake (economic) of BRT that TMAR does not own. Valued at DCF equity value midpoint.

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C. Glossary

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Glossário

- **ADRs**: American Depositary Receipts
- **ARPU**: Average Revenue Per User per month
- **Beta**: measure of the volatility or non-diversifiable risk of an asset in comparison to the market as a whole
- **Bps**: Basis Points
- **CAGR**: Compound Annual Growth Rate
- **CAPM**: Capital Asset Pricing Model
- **Capex**: Capital Expenditures
- **DCF:** Discounted Cash Flow
- **EBIT**: Earnings Before Interest and Taxes
- **EBITDA**: Earnings Before Interest, Taxes, Depreciation and Amortization
- **Equity**: market value of shareholders' equity
- **Equity Market Risk Premium**: expected excess market return required by investors to compensate for the additional risk assumed when making an investment in the stock market
- **Float**: total number of shares available for trading on the stock market
- **LIS**: fixed lines in service
- **WACC**: Weighted Average Cost of Capital
- **VWAP**: Volume Weighted Average Price